EXHIBIT 10.3
TRUEBLUE, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective April 1, 2018)
First Amendment
WHEREAS, TrueBlue, Inc. (the "Company") sponsors and maintains the TrueBlue, Inc. Nonqualified Deferred Compensation Plan, as amended and restated effective April 1, 2018 (the "Plan"); and
WHEREAS, the Company has established a new committee, the Global Retirement Plans Governance Committee (the "Committee"), to replace the Benefit Plans Administration Committee in its role as the administrator of the Plan, including by delegating to the Committee the authority to amend the Plan for changes that will not significantly increase the cost of the Plan; and
WHEREAS, pursuant to the Company's delegation of authority described above, the Global Retirement Plans Governance Committee (the "Committee") has the authority to amend the Plan; and
WHEREAS, the Committee desires to amend the Plan to (1) replace references to the Benefit Plans Administration Committee with the Global Retirement Plans Governance Committee, (2) clarify the timing for benefit payments to Beneficiaries in the event of a Participant's death prior to the full payment of benefits, and (3) clarify timing of payments to Participants on account of Disability.
NOW, THEREFORE, effective January 1, 2019, the Plan is hereby amended as follows:
1.The definition of Beneficiary in Section 1.2 of the Plan, Definitions, is hereby amended in its entirety, to read as follows:
"Beneficiary shall mean either of the following:
(a)    Designated Beneficiary. The persons or entities designated as such by the Participant to receive all or a part of the Participant's vested Account balance in the event of the Participant's death prior to the full payment thereof. Each such designation shall be filed with the Company in a form acceptable to the Company and shall become effective only when received by the Company. Designated persons or entities shall not be considered Beneficiaries until the death of the Participant.
(b)    Default Beneficiary. The person or persons to whom all or a part of a Participant's vested Account balance is distributed in the event of the Participant's death prior to the full payment thereof, in the absence of any Beneficiaries designated pursuant to subsection (a). In the event payment is made pursuant to this subsection (b), the amount will be distributed in the following order:
(a)    first to the Participant's spouse, or, if none, then
(b)    to the Participant's surviving children, per stirpes, or, if none, then
(c)    to the Participant's parents, or, if none, then
(d)    to the Participant's parents' children (i.e., siblings or half-siblings), or if none, then
(e)    to the Participant's grandparents, or, if none, then
(f)    to the Participant's grandparents' children (i.e., aunts and uncles), or, if none, then
(g)    to the Participant's estate."
2.The definition of Committee in Section 1.2 of the Plan, Definitions, is hereby amended in its entirety, to read as follows:
"Committee shall mean the Global Retirement Plans Governance Committee."
3.    The last sentence in the definition of Highly Compensated Employee in Section 1.2 of the Plan, Definitions, is hereby deleted.
4.    Section 6 of the Plan, DEATH OR DISABILITY, is hereby deleted and reserved as follows, and all references to Section 6 in the Plan are hereby removed:

"SECTION 6
[Reserved)"
5.    Section 10.3 of the Plan, Nontransferability, is hereby amended in its entirety, to read as follows:
"10.3 Nontransferability. The rights of a Participant under this Plan are personal. Except for the limited provisions of Section 5, no interest of a Participant or one claiming through a Participant may be directly or indirectly assigned, alienated, pledged, transferred or encumbered and no such interest shall be subject to seizure by legal process, attachment, garnishment, execution following judgment or in any other way subjected to the claims of any creditor. The foregoing limitation precludes, among other things, a Participant who is getting (or has gotten) a divorce from transferring any portion of his or her interest under this Plan to his or her spouse or ex-spouse (except by naming the spouse or ex-spouse as a Beneficiary)."
IN WITNESS WHEREOF, the Committee has caused this First Amendment to be adopted and executed on this          day of         , 2020.

TRUEBLUE, INC.
By:
Global Retirement Plans Governance Committee, Chair